Exhibit 99.1

PRESS RELEASE

Autoliv has refinanced its existing Revolving Credit Facility

(Stockholm, Sweden, May 23, 2022) – Autoliv (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems has refinanced its existing $1.1 billion revolving credit facility agreement maturing in July 2023.

Autoliv is pleased to announce that the refinancing of its existing core $1.1 billion revolving credit facility has been successfully closed. The new $1.1bn facility agreement has a five-year maturity, with (subject to lender discretion) two extension options for one year each, and was agreed with 11 banks in the following structure:

Coordinator, Bookrunner & Mandated Lead Arranger:

Citibank, N.A., London Branch; Mizuho Bank, Ltd.; Skandinaviska Enskilda Banken AB (publ)

Bookrunner & Mandated Lead Arranger:

Bank of China (Europe) S.A. Stockholm Branch; JPMorgan Chase Bank, N.A., London Branch; MUFG Bank, Ltd.

Mandated Lead Arranger:

BNP Paribas; ING Belgium SA/NV; Morgan Stanley Bank, N.A.; Wells Fargo Bank International UC

Lead Arranger:

The Northern Trust Company

As with all of the existing principal debt arrangements of Autoliv, this financial commitment does not contain any financial covenants.

Autoliv will file a copy of the revolving credit agreement with its quarterly report in July 2022 with the Securities and Exchange Commission at www.sec.gov.

Inquiries: Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71 Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Ekelund, Tel +46 (70) 612 64 24

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world as well as mobility safety solutions, such as pedestrian protection, connected safety services and safety solutions for riders of powered two wheelers. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2021, our products saved close to 35,000 lives. Every year our products prevent more than 300,000 severe injuries.

Our more than 60,000 associates in 28 countries are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. We drive innovation, research, and development at our 14 technical centers, with their 20 test tracks. Sales in 2021 amounted to US $ 8.2 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we

Autoliv Inc.

Box 70381, 107 24 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 587 20600

E-mail: gabriella.ekelund@autoliv.com

believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720600